EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 23, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in PTC Inc.’s Annual Report on Form 10-K for the year ended September 30, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts May 2, 2016